EXHIBIT B

BYLAWS

of

iHealthcare, Inc.

ARTICLE I - OFFICES

SECTION 1: REGISTERED OFFICE

The registered office of this corporation shall be in the Miami-Dade County, State of Florida.

SECTION 2: EXECUTIVE AND OTHER OFFICES

The corporation may also have offices at such other places both within and outside the State of Florida, as the Board of Directors from time to time may determine or the business of the corporation may require.

ARTICLE II - SHAREHOLDERS’ MEETINGS

SECTION 1: PLACE OF MEETINGS

Meetings of shareholders shall be held at such place as determined by the Board, or an authorized committee of the Board, pursuant to proper notice.

SECTION 2: ANNUAL MEETINGS

The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business, as may be properly submitted prior to such annual meeting, shall be held at the hour and on the date designated by the Board of Directors or an authorized committee of the Board.

SECTION 3: SPECIAL MEETINGS

Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting, and to be in proper form, a request for a special meeting of shareholders submitted must:

(a) be in writing and be delivered in person or by registered mail to the secretary of the Corporation;

Bylaws of iHealthcare, Inc. Page 1

(b) specify in reasonable detail the purpose(s) of and the business proposed to be conducted at the special meeting;

(c) suggest a date for the special meeting, which date shall be no fewer than thirty (30) and no more than ninety (90) days from the date on which the request is delivered to the secretary of the Corporation.

In making the decision to call a special meeting in response to shareholder requests, the Board shall have discretion as to the call and purposes of a meeting and may refuse to call a meeting (a) if the meeting request relates to an item of business that is not a proper subject for shareholder action under applicable law, or (b) for a purpose identical or similar to a purpose for which a previous special meeting was held in the previous 120 days or an annual meeting to be held within 120 days of the date the shareholder request is made. The Chairman of the Board shall have the authority to adjourn the meeting whether or not a quorum exists.

SECTION 4: NOTICES OF MEETINGS

Notices of meetings, annual or special, shall be in writing and signed by the Chief Executive Officer, or the President, or a Vice-President, or the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate.

Such notices shall state the purpose or purposes for which the meeting is called and the time and place, and no business (including any director nomination) may be presented and transacted at an annual or special meeting of shareholders other than business that is:

(a) specified in a notice of meeting given by or at the direction of the Board or an authorized committee of the Board,

(b) otherwise brought at the meeting by or at the direction of the Board or an authorized committee of the Board,

(c) specified in a notice of meeting stated in a shareholder special meeting request pursuant to these Bylaws, or

(d) otherwise brought at an annual meeting by a shareholder who:

(i) holders of record stock of the Corporation entitled to vote at the meeting on such business; and

(ii) complies with the notice procedures set forth as shareholders owning a majority in the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Such notices shall be given either personally or by first-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the stock transfer books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Such notice shall state the place, date, and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of an annual meeting, those matters which the board at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of Section 6 of this Article, any proper matter may be presented at the annual meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees which, at the time of the notice, the Board of Directors intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five (45) days or more from the date set for the original meeting. The Chairman of the Board shall have the authority to adjourn the meeting whether or not a quorum exists.

Bylaws of iHealthcare, Inc. Page 2

SECTION 5: WAIVER OF NOTICE

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, whether in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers or consents shall be filed with the corporate records or made part of the minutes of the meeting. Neither the business to be transacted at the meeting, nor the purpose of any annual or special meeting or shareholders need be specified in any written waiver of notice, except as provided in Section 6 of this Article.

SECTION 6: SPECIAL NOTICE AND WAIVER OF NOTICE REQUIREMENTS

Except as provided below in Section 7, any shareholder approval at a meeting, with respect to the following proposals, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting, or in any written waiver of notice:

1.	Amendment of the Articles of Incorporation after any shares have been issued;
2.	Approval of the principal terms of a reorganization;
3.	Election to voluntarily wind up and dissolve the corporation;
4.	Approval of a plan of distribution of shares as part of the winding up of the corporation.
5.	Approval of the above proposals at a meeting shall be valid with or without such notice, if it is by the unanimous approval of those entitled to vote at the meeting.

SECTION 7: ACTION WITHOUT MEETING

Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholders’ approval, with respect to any one of the following proposals, without a meeting, by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval:

1.	To indemnify an agent of the corporation;
2.	To approve the principal terms of a reorganization; or

Bylaws of iHealthcare, Inc. Page 3

3.	Approval of a plan of distribution as part of the winding up of the corporation.

Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Notwithstanding any of the foregoing provisions of this section, and except as provided in these bylaws, directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of directors.

A written consent may be revoked by writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

SECTION 8: QUORUM AND SHAREHOLDER ACTION

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law.

The Chairman of the Board of Directors shall preside over the meeting of shareholders, determined in accordance with these Bylaws, shall have discretion to establish the order of business for the meeting subject to any specific order established by the Board and shall have full authority to adjourn any shareholder meeting, annual or special, whether or not a quorum is present.

SECTION 9: VOTING

Only shareholders of record on the record books of the corporation with date fixed for voting purposes by the Board of Directors pursuant to these bylaws, or, if there be no such date fixed, on the record dates given below, shall be entitled to vote at a meeting.

If no record date is fixed:

The record date for determining shareholders entitled to notice of, or to vote, at a meeting of shareholders, shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

The record date for determining the shareholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the board is necessary, shall be the day on which the first written consent is given.

The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Every shareholder entitled to vote shall be entitled to one (1) vote for each share of Common stock held and standing in his name on the books of the corporation, except as otherwise provided by law, by the Articles of Incorporation or by other provisions of these Bylaws. Holders of Series-A Preferred Stock shall have super voting rights of one hundred (100) to one (1) versus the Common Stock. Except with respect to elections of directors, any

Bylaws of iHealthcare, Inc. Page 4

shareholder entitled to vote may vote part of his or her shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares he or she is affirmatively voting, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares the shareholder is entitled to vote.

Whenever the holders of Series A Preferred Stock vote together as a single class with common stock holders or any other class or series of shares entitled to vote with the common stock, the holders of Series A Preferred Stock are entitled to fifty-one percent [51%] of the total votes on such matters, regardless of the actual number of Series A Preferred Stock then outstanding, with the holders of common stock and any other shares entitle to vote being entitled to their proportional share of the remaining forty –nine percent [49%] of the total votes based on their respective voting power.

At each election of directors, shareholders shall not be entitled to cumulate votes unless the candidates’ names have been placed in nomination before the commencement of the voting and a shareholder has given notice at the meeting and before the voting has begun, of his or her intention to cumulate votes. If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates as he or she thinks fit.

The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes cast against a candidate or which are withheld shall have no effect. Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot rather than by voice vote.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

SECTION 10: PROXIES

Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy with the Secretary of the corporation, executed by such person or his or her duly authorized agent.

A proxy shall not be valid after the expiration of two (2) months from the date thereof unless otherwise provided in the proxy. Every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in corporations code.

ARTICLE III: BOARD OF DIRECTORS

SECTION 1: POWERS

The business affairs and property of the Corporation shall be managed and all corporate powers shall be exercised by the Board of Directors.

Bylaws of iHealthcare, Inc. Page 5

SECTION 2: NUMBER

The authorized number of directors which shall constitute the whole board shall be no less than five (5) directors, provided that a Bylaw reducing the fixed number of directors to a number less than five (5) cannot be adopted unless in accordance with the additional requirements of these Bylaws. The number of directors may from time to time be increased or decreased by action of the Board of Directors with a majority vote.

Pursuant to the Articles of Incorporation, two Executive Directors, as appointed by holders of Series A Preferred Shares, shall be entitled to two [2] super votes for each Executive Director on all matters requiring a vote or an action of the Board of Directors.

SECTION 3: ELECTION AND TENURE OF OFFICE

The directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified. As established by the Articles of Incorporation, the holders of Series A Preferred Shares shall appoint two (2) Executive Directors to the Board of Directors.

SECTION 4: DIRECTOR QUALIFICATION: SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT

To be eligible to be a nominee for election or reelection as a director of the principal executive offices of the Corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), that such person (a) is not and will not become a party to (i) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if (“Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf-person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and with the Corporation’s Corporate Governance Principles and Code of Ethical Business Conduct for Members of the Board of Directors, as well as all other applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must not be a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee and, within ten years preceding such date, must not have been convicted in such a criminal proceeding.

SECTION 5: VACANCIES

A vacancy on the Board of Directors shall exist in the case of death, resignation, or removal of any director or in case the authorized number of directors is increased, or in case the shareholders fail to elect the full authorized number of directors at any annual or special meeting of the shareholders at which any director is elected. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

Bylaws of iHealthcare, Inc. Page 6

Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with these Bylaws, or (3) a sole remaining director. Vacancies occurring on the board by reason of the removal of directors may be filled only by approval of the majority of Executive Directors to the Board of Directors. Each director so elected shall hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified, except Executive Directors which shall serve pursuant to the Articles of Incorporation.

The Board of Directors may elect a director at any time to fill a vacancy. Any director may resign effective upon giving written notice to the chairperson of the Board of Directors, the president, the secretary or to the Board of Directors unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term in office.

SECTION 6: PLACE OF MEETINGS

Meetings of the Board of Directors shall be held at any place approved by the Board of Directors, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation or as may be designated from time to time by resolution of the Board of Directors. Meetings of the board may be held through use of conference telephone, voice over IP, or similar communications equipment, as long as all directors participating in the meeting can hear one another and be confirmed, and minutes are being recorded.

SECTION 7: ANNUAL, REGULAR AND SPECIAL DIRECTORS MEETINGS

Meetings of the Board of Directors shall be held in accordance with the following guidelines:

7.1 Regular Meetings.    Regular meetings of the Board shall be held at such places, and at such times as the Board may determine, and, if so determined, no notice need be given. A regular meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held.

7.2 Special Meetings.    Special meetings of the Board may be held at any time or place upon the call of a majority of directors, the Chief Executive Officer or the Chief Operating Officer.

7.3 Notice.    No notice is required for regular meetings of the Board. Notice of special meetings of the Board, stating the date, time, and place, shall be given in a manner described in these Bylaws at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice.

If any meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given before the time of the resumed meeting to all directors who were not present at the time of adjournment of the original meeting.

Bylaws of iHealthcare, Inc. Page 7

SECTION 8: QUORUM AND BOARD ACTION

A quorum for all meetings of the Board of Directors shall consist of two (2) Executive Directors present for the transaction of business, but if at any meeting of the Board there shall be less than a majority of Executive Directors present, then quorum shall consist of a majority of the authorized number of directors present.

When a quorum is present at any meeting, a majority of the members present shall decide any question brought at such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws. Every act or decision done or made by a majority of the directors present at any meeting duly held at which a quorum is present is the act of the board, subject to the provisions of the corporations code of the State of Delaware. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. Executive Directors shall have two [2] super votes each on all matters requiring an action or consent of the Board of Directors.

Either the Chairman of the Board or majority of the directors present at a meeting may adjourn any meeting to another time and place, whether or not a quorum is present at the meeting.

Any director may grant a written proxy to the Chairman or another Director for purposes of attaining a quorum for any meeting of the Board, except for emergency meetings. An act of the Board shall be based on a majority of those present and voting once a quorum has been achieved by proxy.

SECTION 9: WAIVER OF NOTICE

The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though undertaken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. Waivers and notice of consents may be issued by email.

SECTION 10: ACTION WITHOUT MEETING

Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing or by email to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. An email correspondence from a board member shall constitute written consent. Once granted, said written consent may not be withdrawn. Such action by written consent shall have the same force and effect as a unanimous vote of the directors.

SECTION 11: COMPENSATION

The Board shall have the sole authority to fix the compensation of directors.

SECTION 12: CHANGE OF CONTROL CONSENT

Together with other requirements of law, a change of control of the corporation involving a sale of the business, merger, change in CEO, change in a majority of the Board of Directors shall also require the written consent of both of the Executive Directors of the company as identified in the Articles of Incorporation, provided they are active members of the Board of Directors. Should one of the two (2) Executive Directors no longer be serving on the board at a change of control, then one Executive Director’s written consent is required to approve the transaction.

Bylaws of iHealthcare, Inc. Page 8

SECTION 13: ACQUISITIONS APPROVAL

Any acquisition in excess of $1 million in revenue or any acquisition wherein an officer or board member has a financial interest must have prior approval by the Board of Directors. The officers of the corporation are authorized to complete acquisitions of businesses generating less than $1 million in revenue.

SECTION 14: ORAL, WRITTEN AND ELECTRONIC NOTICE

Terms used in this Bylaw shall be as defined in the State of Florida Business Code.

Oral notice may be communicated in person or by telephone, wire, or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner.

Written notice may be transmitted by mail, private carrier, or personal delivery; or telephone; wire; or, or email; or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of: (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage to the address as it appears on the current records of the Corporation; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the director, the shareholder, or by the shareholder’s attorney-in-fact. Subject to contrary provisions in the State of Delaware Business Code, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law.

A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

Bylaws of iHealthcare, Inc. Page 9

ARTICLE IV – OFFICERS

SECTION 1: OFFICERS

The officers of the Corporation may comprise a Chairman, a Chief Executive Officer, a Chief Operating Officer, a President, one Executive Vice President, multiple Vice Presidents (who may be designated as Corporate Vice Presidents, Senior Vice Presidents or Group Vice Presidents), a Secretary, and a Treasurer as appointed by the Board or the Chief Executive Officer. The Corporation may have such additional or assistant officers (sometimes referred to as “additional officers”) as the Board or Chief Executive Officer may deem necessary for its business and may appoint from time to time. The Board shall also have the authority, but shall not be required, to designate officers as the Chief Financial Officer, Chief Technology Officer, Chief Medical Officer or similar such titles. Two or more offices may be held by the same person.

SECTION 2: ELECTION

All officers of the corporation shall be chosen by, and serve at the pleasure of the Board of Directors. The Board shall appoint the officers of the Corporation annually at the first meeting of the Board held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur when possible thereafter, or may be left vacant. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

SECTION 3: REMOVAL AND RESIGNATION

Any officer of the Corporation may resign at any time by giving notice to the Board or the Corporation. Any such resignation is effective when the notice is given, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of the officer.

The Board, by majority vote of the entire Board, may remove any officer or agent, with or without cause. An officer or assistant officer, if appointed by another officer, also may be removed by any officer authorized to appoint officers or assistant officers. The removal shall be without prejudice to the contract rights, if any, of the person so removed. Provision of employment agreements relating to termination or change of control shall be honored.

SECTION 4: CHAIRMAN

The Chairman of the Board shall govern, oversee and preside at the meetings of the shareholders and the Board of Directors, and shall approve the agenda and corporate matters relating to and see that all orders and resolutions of the Board of Directors are executed.

SECTION 5: CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall serve as President and General Manager of the corporation and shall, subject to the direction and control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the corporation. He or she shall preside at all meetings of the shareholders and directors and be an exofficio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of an Executive CEO and President of a corporation and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or these bylaws.

Bylaws of iHealthcare, Inc. Page 10

SECTION 6: CHIEF OPERATING OFFICER

The Chief Operating Officer shall be second-in-command of the corporation, reporting directly to the CEO and the Board of Directors, and shall have such other powers and perform such other duties as may from time to time be prescribed by the CEO and/or the Board of Directors or as directed by these bylaws.

SECTION 7: VICE PRESIDENT

The corporation shall have one (1) Executive Vice President and multiple vice-presidents as it deems necessary. Each vice president shall report to the COO and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these bylaws.

SECTION 8: SECRETARY

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a book of minutes of all meetings of directors and shareholders. The minutes shall state the time and place of holding of all meetings; whether regular or special, and if special, how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at directors’ meetings; the number of shares present or represented at shareholders’ meetings; and an account of the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or at the office of the corporation’s transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, the original or a copy of the bylaws of the corporation, as amended or otherwise altered to date, certified by him or her.

The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws.

The secretary shall have charge of the seal of the corporation and have such other powers and perform such other duties as may from time to time be prescribed by the board of these bylaws.

In the absence or disability of the secretary, the assistant secretaries if any, in order of their rank as fixed by the Board of Directors (or if not ranked, the assistant secretary designated by the Board of Directors), shall have all the powers of, and be subject to all the restrictions upon, the secretary. The assistant secretaries, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these bylaws.

SECTION 9: TREASURER

The treasurer shall be the Chief Financial Officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation.

The treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation in payment of the just demands against the corporation as authorized by the Board of Directors; shall render to the president and the directors, whenever they request it, an account of all his or her transactions as treasurer and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the bylaws.

Bylaws of iHealthcare, Inc. Page 11

SECTION 10: APPOINTMENTS

The Chief Executive Officer is authorized to create positions, appoint, hire, terminate and promote members of the executive officers to the management team of the corporation, as deemed necessary.

SECTION 11: COMPENSATION

The officers of this corporation shall receive such compensation for their services as may be fixed by resolution of the Board of Directors.

ARTICLE V, EXECUTIVE COMMITTEES

SECTION 1: COMMITTEES

The board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, the approval of any action for which the approval of the shareholders or approval of the outstanding shares is also required, except for the following matters:

a)	The filling of vacancies on the board or in any committee.
b)	The fixing of compensation of the directors or officers for serving on the board or on any committee.
c)	The amendment or repeal of bylaws or the adoption of new bylaws.
d)	The amendment or repeal of any resolution of the board which by its express terms is not subject to amendment or repeal.
e)	A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board.
f)	The appointment of other committees of the board or members thereof.
g)	The creation of positions within the corporation

Bylaws of iHealthcare, Inc. Page 12

ARTICLE VI, CORPORATE RECORDS AND REPORTS

SECTION 1: INSPECTION BY SHAREHOLDERS

The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by agent or attorney.

The accounting books and records of the corporation and the minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon the written demand of the corporation by any shareholder with voting stock certificate at any reasonable time during usual business hours, for any proper purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Shareholders shall also have the right to inspect the original or copy of these bylaws, as amended to date and kept at the corporation’s principal executive office, at all reasonable times during business hours.

SECTION 2: INSPECTION BY DIRECTORS

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts.

SECTION 3: RIGHT TO INSPECT WRITTEN RECORDS

If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

SECTION 4: WAIVER OF ANNUAL REPORT

The annual report to shareholders, described in corporation’s code is hereby expressly waived, as long as this corporation has less than 100 holders of record of its shares. This waiver shall be subject to any provision of law, including the corporation’s code, allowing shareholders to request the corporation to furnish financial statements.

SECTION 5: CONTRACTS

The Board of Directors, except as otherwise provided by the bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract, or to pledge its credit, or to render it liable for any purpose or to any amount.

Bylaws of iHealthcare, Inc. Page 13

ARTICLE VII: INDEMNIFICATION & INSURANCE OF CORPORATE AGENTS

SECTION 1: INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suitor proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative us or was a director or officer of the corporation or is or was serving as the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Florida from time to time against all expenses., liability and loss (including attorneys’ fees, judgments’, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right if indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provisions of law or otherwise, as well as their right under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware..

SECTION 2: INSURANCE

The corporation shall have the power to purchase and maintain insurance on behalf of any agent (as defined in the corporations code against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of the corporations code with the State of Delaware.

ARTICLE VIII: SHARES

SECTION 1: CERTIFICATES

No shares of the Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board

Bylaws of iHealthcare, Inc. Page 14

considers the consideration to be adequate. Shares may but need not be represented by certificates. Certificates for shares of the Corporation shall be in a form consistent with the provisions of the State of Delaware or the law of a predecessor corporation and after the effective date of these Bylaws shall state:

(a) The name of the Corporation and that the Corporation is organized under the laws of the State of Delaware;

(b) The name of the person to whom issued; and

(c) The number and class of shares and the designation of the series, if any, which such certificate represents.

The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

SECTION 2: TRANSFER OF SHARES

The Board shall have power and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer and registration of shares of stock. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board shall authorize. The Board shall have power and authority to appoint from time to time one or more transfer agents and registrar of the shares of stock.

Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the secretary of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction upon the share register of the corporation.

SECTION 3: RECORD DATE

The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

SECTION 4: STOCK OPTIONS, STOCK APPRECIATION RIGHTS, WARRANTS

The Board of Directors is authorized to issue common stock, convertible debentures, stock options, stock appreciation rights and warrants to employees, officers, consultants, vendors and agents for services performed on behalf of the corporation or for special performance. Such awards are at the sole discretion of the board. The board may delegate this authority to the Chairman of the Board, within limits or policies enacted by the Board. The Board of Directors may establish, at its sole discretion, a stock option plan for the company.

Bylaws of iHealthcare, Inc. Page 15

ARTICLE IX, GENERAL PROVISIONS

Section 1: Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for

a)	any derivative action or proceeding brought on behalf of the Corporation,
b)	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders,
c)	any action asserting a claim arising pursuant to any provision of the Florida General Corporation Law or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), or
d)	any action asserting a claim governed by the internal affairs doctrine;

Shall be in a court of competent jurisdiction in the State of Delaware.

If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE X, Books of Accounts, Minutes, and Share Register.

Except as otherwise provided by law, the Corporation:

(a) Shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board for the Corporation;

(b) Shall maintain appropriate accounting records;

Bylaws of iHealthcare, Inc. Page 16

(c) Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

(d) Shall keep a copy of the following records at its principal office:

(i) The Articles or Restated Articles of Incorporation and all amendments to them in effect;

(ii) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

(iii) The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(iv) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(v) All communications to shareholders generally within the past three (3) years;

(vi) A list of the names and business addresses of its current directors and officers; and

(vii) Its most recent annual report delivered to the Secretary of State of Delaware.

Section 2: Copies of Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the Secretary, an assistant secretary, or other officer authorized by the Board.

ARTICLE XI, AMENDMENT OF BYLAWS

SECTION 1:

Bylaws may be adopted, amended or repealed by the affirmative vote or by the written consent of the majority vote of all the stock issued and outstanding and entitled to vote at any annual meeting of the shareholders, provided notice of intention to amend shall have been contained prior in the notice of the meeting.

SECTION 2:

The Board of Directors by a majority vote under quorum at any meeting may amend these Bylaws.

Bylaws of iHealthcare, Inc. Page 17